UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2010

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 7, 2010, Hansen Medical, Inc. issued a press release announcing preliminary revenue results for its fiscal 2010 first quarter.

For the first quarter of 2010, Hansen Medical announced that it shipped seven SenseiTM Robotic Catheter Systems at an average sales price of approximately $690,000. Hansen expects to recognize revenue on the seven systems during 2010. Hansen further announced that it expects first quarter revenues to be in the range of $2.5 million to $2.7 million, which includes recognition of revenue for one Sensei system previously deferred from a prior period and for the shipment of 624 Artisan catheters at an average sales price of approximately $1,660. The expected range and components of 2010 first quarter revenue are estimates and are subject to change.

The information set forth in the preceding two paragraphs of this current report is deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Except as set forth above, the information in the attached Exhibit 99.1 relating to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The attached Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Hansen Medical, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 7, 2010, entitled “Hansen Medical Announces Preliminary First Quarter 2010 Revenue Results”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: April 7, 2010	/s/ PETER OSBORNE
Peter Osborne Interim Chief Financial Officer